Exhibit 10.1

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (this “Agreement”) is entered into on June 8, 2016 by and between STUART M. PAGE (“Executive”) and GLORI ENERGY INC., Delaware corporation, and its affiliated companies, corporations, business associations, parents and subsidiaries (collectively, “Company”). Executive and Company are sometimes referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, Executive is an employee of Company;

WHEREAS the Parties entered into an Employment Agreement dated April 14, 2014 (“Employment Agreement”) governing the terms of Executive’s employment with the Company; and

WHEREAS, the Parties now desire to enter into this Agreement for the purpose of providing for the orderly separation of service of the Executive from Company.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration set forth in this Agreement, the receipt of which is acknowledged, Executive and Company agree as follows:

1. Separation from Employment; Resignation from Directorships and Officer Positions; Public Disclosure. Employee and Company agree that Employee’s employment with Company is terminated effective on June 2, 2016 (the “Termination Date”). Employee hereby resigns from all positions as a director and/or officer of the Company, including any of its affiliates or subsidiaries. All public release of information relating to Executive’s separation shall be solely made by the Company

2. Payment. Executive shall be paid severance compensation (“Severance”) in accordance with Section 8(a) of the Employment Agreement as if Executive has resigned for “good reason” as provided therein. The conditions, obligations and covenants contained in Section 4 and Sections 8 through 27 of the Employment Agreement survive the execution of this Agreement.

3. Release. In consideration of the promises and covenants made in this Agreement, Executive, for himself, his heirs, executors, administrators and assigns, does hereby RELEASE, ACQUIT AND FOREVER DISCHARGE Company and each of its present and former officers, directors, shareholders, employees, affiliates, agents, representatives, successors and assigns (all of whom are hereinafter collectively referred to as “Releasees”) from any and all claims, demands, causes of action and liabilities of any kind or character, which Executive ever had, now has or may hereafter have against any of Releasees, arising out of any act, omission, transaction or event occurring prior to or as of the Effective Date, including, without limitation, those related to Executive’s employment by Company, the termination of his employment, including any rights or benefits thereunder; provided, however, that Executive shall be entitled to enforce Executive’s rights to the Severance in Section 2 hereof. Without limiting the generality of the foregoing, it is understood and agreed that this release constitutes and includes a release by Executive of Releasees from any and all claims, grievances, demands, charges, liabilities, obligations, actions, causes of action, damages, costs, losses of services, expenses and compensation of any nature whatsoever, whether based on tort, contract or other theory of recovery, on account of, or in any way growing out of, Executive’s employment with or separation from Company, including, but not limited to, any claims arising under any of the following statutes: Title VII of the Civil Rights Act of 1964; the Americans with Disabilities Act of 1990; the Age Discrimination in Employment Act; the Older Workers’ Benefit Protection Act; the Fair Labor Standards Act; the National Labor Relations Act; the Fair Credit Reporting Act; the Executive Retirement Income Security Act; the Texas Commission on Human Rights Act; the Texas Payday Law; the Texas Labor Code; the Texas Workers’ Compensation Act; and any other foreign, state or federal statute or regulation governing the employment relationship or Executive’s rights, or Company’s obligations, in connection with any of the foregoing. This release also constitutes a release of any claim or cause of action for the following: invasion of privacy; intentional or negligent infliction of emotional distress; wrongful termination; promissory estoppel; false imprisonment; defamation; negligent hiring, retention, and/or supervision; negligence or gross negligence; breach of express or implied contract; breach of any implied covenant; tortious interference with contract or business relations; misrepresentation; deceptive trade practices; fraud; denial of employment benefits, including, but not limited to, health and retirement benefits (other than any amounts due under Company’s group medical and dental plan for medical or dental services rendered to Executive or his dependents prior to the Termination Date and other than rights of Executive concerning Executive’s 401(k) account maintained under Company’s 401(k) plan) and any other employment-related claims, or for any personal injuries, however characterized, or by virtue of any facts, acts or events occurring prior to or as of the Effective Date of this Agreement. Notwithstanding anything to the contrary in this Agreement, this release does not constitute a release or waiver of Executive’s right to file a charge or participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”) or any other governmental entity with jurisdiction to regulate employment conditions or relations; however, Executive does release and relinquish any right to receive any money, property or any other thing of value, or any other financial benefit or award, as a result of any proceeding of any kind or character initiated by the EEOC or any other governmental entity with jurisdiction to regulate employment conditions or relations.

4. Waiver. Executive hereby acknowledges and agrees that the Release set forth in Section 3 hereof is a general release against Releasees, and Executive, for himself, his heirs, executors, administrators and assigns, does hereby expressly waive and assume the risk of any and all claims for damages against any of Releasees that exist as of the date of this Agreement but of which he does not know or suspect to exist, whether through ignorance, oversight, error, negligence or otherwise, and which, if known, would materially affect Executive’s decision to enter into this Agreement.

5. No Admission; Savings Clause. Neither the execution of this Agreement, nor the performance of the consideration given for this Agreement, shall constitute nor be deemed to be an admission of liability on the part of any Party hereto, all of which is expressly denied. Should any provision of this Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

6. Acknowledgments. Executive acknowledges that he has fully informed himself of the terms, contents, conditions and effects of this Agreement and that, in executing this Agreement, he does not rely and has not relied upon any representation (oral or written) or statement made by Company or its attorneys, including, but not limited to, any representation or statement with regard to the subject matter, basis, or effect of this Agreement. Executive further acknowledges the following: that he has been advised to consult with an attorney prior to executing this Agreement; that he is of sound mind and otherwise competent to execute this Agreement; and that he is entering into this Agreement knowingly and voluntarily and without any undue influence or pressures. If Executive violates the terms of any of the provisions of this Agreement or the provisions of the Employment Agreement that survive its execution or challenges the effectiveness of any release provided herein, Company shall have the right to immediately terminate this Agreement and Company shall have no obligation to pay any Severance.

7. No Assignment. Executive warrants that he has not conveyed or assigned any interest in the any of the matters or claims being released or waived in this Agreement.

8. Time Period for Enforceability. Company’s obligation to pay the Severance is contingent upon Executive executing and returning this Agreement to Company pursuant to the terms of this Agreement.

[Signature page follows]

EXECUTED AND EFFECTIVE as of June 8, 2016.

Glori Energy Inc.

By
Name:
Title:

Stuart M. Page

Date:

Signature Page to Separation Agreement